Exhibit 99.2

SPS TECHNOLOGIES, INC. AND SUBSIDIARIES
STATEMENTS OF CONSOLIDATED OPERATIONS
(Unaudited-Thousands of dollars, except share data)

	Nine Months Ended September 30,
	2003	2002

Net sales	$630,721	$628,783

Cost of goods sold	517,904	520,407

Gross profit	112,817	108,376

Selling, general and administrative expense	77,753	75,466

Restructurings and impairments	—	14,500

Operating earnings (loss)	35,064	18,410

Other income (expense):
Interest income	688	619
Interest expense	(12,237)	(13,841)
Other, net	(505)	(1,324)
	(12,054)	(14,546)

Earnings (loss) before income taxes	23,010	3,864

Provision (benefit) for income taxes	7,300	1,494

Net earnings	$15,710	$2,370

Earnings per common share:

Basic	$1.21	$0.18

Diluted	$1.20	$0.18

See accompanying notes to condensed consolidated financial statements.

2

SPS TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited - Thousands of dollars)

	September 30, 2003	December 31, 2002
Assets

Current assets
Cash and cash equivalents	$74,753	$75,982
Accounts and notes receivable, less allowance for doubtful receivables of $4,630 (2002 - $5,143)	140,904	119,932
Inventories	159,948	163,883
Deferred income taxes	20,995	21,592
Prepaid expenses and other	6,656	8,488

Total current assets	403,256	389,877

Property, plant and equipment, net of accumulated depreciation of $200,233 (2002 - $184,751)	213,810	216,406

Goodwill	212,816	210,116

Other assets	32,241	22,216

Total assets	$862,123	$838,615

See accompanying notes to condensed consolidated financial statements.

SPS TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited - Thousands of dollars, except share data)

	September 30, 2003	December 31, 2002
Liabilities and shareholders’ equity

Current liabilities
Notes payable and current portion of long-term debt	$15,335	$11,518
Accounts payable	70,858	82,028
Accrued expenses	66,425	63,939
Income taxes payable	1,748	558

Total current liabilities	154,366	158,043

Deferred income taxes	22,358	20,237
Long-term debt	209,082	213,074
Retirement obligations and other long-term liabilities	99,606	100,327

Commitments and contingencies (note 9)

Shareholders’ equity
Preferred stock, par value $1 per share, authorized 400,000 shares, issued none
Common stock, par value $0.50 per share, authorized 60,000,000 shares, issued 14,714,654 shares (14,483,352 shares in 2002)	7,357	7,242
Additional paid-in capital	135,655	127,901
Common stock in treasury, at cost, 1,609,442 shares (1,469,753 shares in 2002)	(34,117)	(30,331)
Retained earnings	316,920	301,210
Accumulated other comprehensive income (loss)
Minimum pension liability	(44,633)	(43,833)
Cumulative translation adjustments	(2,594)	(13,081)
Fair value of derivative adjustments	(1,877)	(2,174)
Total shareholders’ equity	376,711	346,934

Total liabilities and shareholders’ equity	$862,123	$838,615

See accompanying notes to condensed consolidated financial statements.

3

SPS TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
(Unaudited-Thousands of dollars)

	Nine Months Ended September 30,
	2003	2002
Net cash provided by operating activities (including depreciation and amortization of $24,287 in 2003 and $22,735 in 2002)	$11,638	$28,516

Cash flows provided by (used in) investing activities
Additions to property, plant and equipment	(18,720)	(17,392)
Proceeds from sale of property, plant and equipment	1,579	1,725
Acquisitions of businesses	(1,700)	—
Proceeds for sale of business	1,760	—

Net cash provided by (used in) investing activities	(17,081)	(15,667)

Cash flows provided by (used in) financing activities
Proceeds from borrowings	75,684	77,030
Reduction of borrowings	(76,293)	(115,173)
Proceeds from exercise of stock options	6,054	95
Purchases of treasury stock	(2,464)	—

Net cash provided by (used in) financing activities	2,981	(38,048)

Effect of exchange rate changes on cash	1,233	287

Net increase (decrease) in cash and cash equivalents	(1,229)	(24,912)

Cash and cash equivalents at beginning of period	75,982	59,948

Cash and cash equivalents at end of period	$74,753	$35,036

Significant noncash investing and financing activities:
Acquisition of treasury shares for stock options exercised	$1,322	$933

See accompanying notes to condensed consolidated financial statements.

SPS TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited - Thousands of dollars)

	Nine Months Ended September 30,
	2003	2002

Net earnings (loss)	$15,710	$2,370

Other comprehensive income (expense), net of tax:

Changes in minimum pension liability	(800)	(400)

Cumulative translation adjustments:
Amounts arising during period	10,487	5,572
Reclassification adjustments	—	7,516

Fair values of derivatives:
Amounts arising during period	297	(676)
Reclassification adjustments	—	585

Total comprehensive income	$25,694	$14,967

See accompanying notes to condensed consolidated financial statements.

SPS TECHNOLOGIES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited-Thousands of dollars, except share data)

1.             Financial Statements

In the opinion of the Company’s management, the accompanying unaudited, condensed consolidated financial statements contain all adjustments necessary to present fairly the financial position as of September 30, 2003 and the results of operations for the nine month periods ended September 30, 2003 and 2002 and cash flows for the nine month period ended September 30, 2003 and 2002. The December 31, 2002 balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. The accompanying financial statements contain only normal recurring adjustments.  All financial information has been prepared in conformity with the accounting principles reflected in the financial statements included in the 2002 Annual Report filed on Form 10-K applied on a consistent basis except as disclosed in Note 3.

2.             Stock-Based Compensation

The Company has a stock-based compensation plan. The Company accounts for the plan under the recognition and measurement principles of APB Opinion No. 25, “Accounting for Stock Issued to Employees”, and related Interpretations. No stock-based employee compensation cost is reflected in net income, as the exercise price of all options granted under the plan is equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Company had elected to recognize compensation expense based on the fair value of the options granted at grant date as prescribed by Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation”.

	Nine Months Ended September 30,
	2003	2002

Net income, as reported	$15,710	$2,370
Deduct:
Total stock-based compensation expense determined under fair value based method for all awards, net of related tax effects	(1,361)	(1,442)

Pro forma net income	$14,349	$928

Earnings per share:
Basic - as reported	$1.21	$0.18

Basic - pro forma	$1.10	$0.07

Diluted - as reported	$1.20	$0.18

Diluted - pro forma	$1.10	$0.07

3.             Change in Accounting Policies

Effective January 1, 2003, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 143, “Accounting for Asset Retirement Obligations.”  This statement requires that obligations associated with the retirement of tangible long-lived assets and the related asset retirement costs be recognized when they are incurred and displayed as liabilities.  The adoption of this statement did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 46 “Consolidation of Variable Interest Entities”. The interpretation provides guidance on consolidating variable interest entities. It applied immediately to variable interests created after January 31, 2003. Starting July 1, 2003, the interpretation applied to all variable interest entities in which the Company holds a variable interest. The interpretation requires variable interest entities to be consolidated if the entity investment at risk is not sufficient to permit an entity to finance its activities without support from other parties or the equity investors lack certain specified characteristics. The full adoption of this statement on July 1, 2003 resulted in no material accounting or disclosure requirements for the Company.

4.             Restructure of Operations

In 2002, the Company announced plans to eliminate, consolidate and restructure certain manufacturing and distribution locations. The Statement of Consolidated Operations for the nine months ended September 30, 2002 included charges that total $16,900 ($11,906 or $0.90 per share on an after-tax basis) for restructurings and impairments, related inventory write downs and costs to mark to market two interest rate swaps that became ineffective as a result of lower debt levels. As of September 30, 2003, employment has been reduced by approximately 300 people due to the 2002 restructuring plans. All actions related to the Company’s 2002 restructuring plans were substantially completed by June 30, 2003.

The following table summarizes the 2003 activity related to the Company’s restructuring plans and the balances in the accrued restructure account:

	Accrual December 31, 2002	2003 Incurred	Accrual September 30, 2003
2002 Restructure Plan:
Employee separations	$1,656	$1,656	$—

Other costs	80	80	—
	1,736	1,736	—

2001 Restructure Plan:
Employee separations	151	151	—

	$1,887	$1,887	$—

In addition, the Company has incurred certain restructure related costs that were charged to the Statement of Consolidated Operations as incurred.  For the nine months ended September 30, 2003, the Company expensed $1,340 ($938 or $0.07 per share on an after-tax basis) of costs related to the restructure plan that were charged to the Statement of Consolidated Operations as incurred.  These costs included $450 for losses during the wind-down period for facilities that were closed, $758 of costs to relocate equipment and $132 of other costs primarily related to the start up of production at plants where products have been transferred. For the nine months ended September 30, 2002, the Company expensed $3,052 ($1,960 or $0.15 per share on an after-tax basis) of costs related to the restructure plan that were charged to the Statement of Consolidated Operations as incurred.  These costs included $1,693 for losses during the wind-down period for plants that were closed, $1,019 for costs to relocate equipment and $340 for costs to start up production at plants where products have been transferred.

5.             Business Acquisitions

All acquisitions are accounted for under the purchase method.  The results of operations of the acquired businesses are included in the consolidated financial statements from the dates of acquisition.

On February 21, 2003, the Company acquired the remaining 40 percent of outstanding stock of JADE Magnetics Limited (JADE) based in Shenzhen City, China for $1,700.  JADE is a manufacturer of magnetic assemblies for reprographic applications. The goodwill acquired of $690 was assigned to the Magnetic Products segment and is not expected to be deductible for tax purposes.  Prior to and after this acquisition, the Company had a controlling financial interest in JADE; therefore, JADE’s results of operations are included in the consolidated financial statements for all periods presented.

6.             Inventories

	September 30, 2003	December 31, 2002

Finished goods	$69,527	$71,388
Work-in-process	57,288	54,485
Raw materials and supplies	25,260	31,157
Tools	7,873	6,853

	$159,948	$163,883

7.             Goodwill

The changes in the carrying amount of goodwill for the nine months ended September 30, 2003, are as follows:

	Aerospace Fasteners and Components	Engineered Fasteners and Components	Specialty Materials and Alloys	Magnetic Products	Total

Balance as of January 1, 2003	$88,119	$77,658	$17,115	$27,224	$210,116

Goodwill acquired				690	690

Foreign currency translation adjustments	1,815	195	—	—	2,010

Balance as of September 30, 2003	$89,934	$77,853	$17,115	$27,914	$212,816

8.             Intangible Assets

Identifiable intangible assets are recorded in Other assets in the Consolidated Balance Sheet and comprise the following:

	September 30, 2003	December 31, 2002

Gross carrying amount of amortized intangible assets:
Patents	$1,850	$1,850
Customer contracts	1,300	1,300
	$3,150	$3,150
Accumulated amortization of amortized intangible assets:
Patents	$421	$305
Customer contracts	823	537
	$1,244	$842

Aggregate amortization expense incurred was $402 and $437 for the nine months ended September 30, 2003 and 2002, respectively. The estimated amortization expense amounts are as follows: $537, $537, $155, $155 and $155 in 2003 through 2007, respectively.

9.             Commitments and Contingencies

Environmental

The Company has been identified as a potentially responsible party by various federal and state authorities for clean up or removal of waste from various disposal sites.  At September 30, 2003, the accrued liability for environmental remediation represents management’s best estimate of the undiscounted costs related to environmental remediation which are considered probable and can be reasonably estimated.  The Company has not included any insurance recovery in the accrued environmental liability. The measurement of the liability is evaluated quarterly based on currently available information.  Management believes the overall costs of environmental remediation will be incurred over an extended period of time.  As the scope of the Company’s environmental liability becomes more clearly defined, it is possible that additional reserves may be necessary.  Accordingly, it is possible that the Company’s results of operations in future quarterly or annual periods could be materially affected.  Management does not anticipate that its consolidated financial condition will be materially affected by environmental remediation costs in excess of amounts accrued.

Litigation

The Company is involved in lawsuits, claims, investigations and proceedings, including commercial, environmental and employment matters, which arise in the ordinary course of business.  Although the final outcome of these matters cannot be determined, it is management’s opinion that the final resolution will not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

On April 29, 2002, in the case of Brookover v. Flexmag Industries, Inc., an Ohio Appeals Court affirmed a trial court judgment against one of the Company’s subsidiaries, resulting from a workplace injury claim in 1997.  On June 17, 2002 the Company settled its portion of the claim for $2,150 ($1,328 after tax or $0.10 per share).

Leases

In 2001, the Company sold machinery and equipment with a book value of $15,166 for $20,000 and leased the equipment back under a five year operating lease.  The gain on the transaction was deferred and is being amortized over the lease term.  If the lease is terminated and the Company chooses to retain the equipment, the Company must pay the purchase option price. If the lease is terminated and the lessor disposes of the equipment, then the Company must pay any shortfall of the sales proceeds up to the residual value guarantee to the lessor. As of September 30, 2003, the purchase option price and minimum residual value guarantee related to this lease are $7,834 and $1,959 respectively.

10.           Per Share Data

Basic earnings per common share is calculated using the average shares of common stock outstanding, while diluted earnings per common share reflects the potential dilution that could occur if stock options were exercised.  Earnings per share are computed as follows:

	Nine Months Ended September 30,
	2003	2002

Net earnings (loss)	$15,710	$2,370

Average shares of common stock outstanding used to compute basic earnings per common share	12,986,962	13,144,768

Additional common shares to be issued assuming exercise of stock options, net of shares assumed reacquired (a)	92,583	101,272

Shares used to compute dilutive effect of stock options	13,079,545	13,246,040

Basic earnings (loss) per common share	$1.21	$0.18

Diluted earnings (loss) per common share	$1.20	$0.18

Options to purchase 334,833 shares of common stock at a weighted-average price of $46.32 per share were outstanding during 2003 but were not included in the computation of diluted earnings per common share for the nine months ended September 30, 2003 because the options’ exercise price was greater than the average market price of the common shares.  These options expire on various dates between January 2, 2008 and July 31, 2011.

Options to purchase 360,031 shares of common stock at a weighted-average price of $44.40 per share were outstanding during 2002 but were not included in the computation of diluted earnings per common share for the nine months ended September 30, 2002 because the options’ exercise price was greater than the average market price of the common shares.  These options expire on various dates between December 17, 2007 and July 31, 2011.

11.           Segment Information

The Company has four reportable segments:  Aerospace Fasteners and Components, Engineered Fasteners and Components, Specialty Materials and Alloys and Magnetic Products. The Aerospace Fasteners and Components segment consists of business units which produce precision fasteners, fastening systems and structural and other metal components used in critical applications for the aerospace market.  The Engineered Fasteners and Components segment consists of business units which produce precision fasteners, fastening systems and other metal components and consumable tools for critical applications in the automotive and industrial machinery markets.  The Specialty Materials and Alloys segment produces specialty metals, superalloys and wax blends for aerospace, industrial gas turbine, medical and other general industrial applications.  The Magnetic Products segment produces magnetic materials and products used in automotive, telecommunications, aerospace, reprographic, computer and advertising specialty applications.

	Nine Months Ended September 30,
	2003	2002

Net sales:
Aerospace Fasteners and Components	$230,312	$230,823
Engineered Fasteners and Components	232,804	221,001
Specialty Materials and Alloys	95,058	94,297
Magnetic Products	72,547	82,662

Total net sales	$630,721	$628,783

Operating earnings(loss):
Aerospace Fasteners and Components	$19,286	$17,469
Engineered Fasteners and Components	10,854	(1,744)
Specialty Materials and Alloys	12,169	11,928
Magnetic Products	4,565	397
Unallocated Corporate Costs	(11,810)	(9,640)

Total operating earnings	$35,064	$18,410

12.           Condensed Consolidating Financial Statements

The following financial statements set forth the Company’s Condensed Consolidating Balance Sheets at September 30, 2003 and December 31, 2002 and Condensed Consolidating Statements of Consolidated Operations and Cash Flows for each of the nine months ended September 30, 2003 and 2002.  The statements present, in separate columns, financial information for (i) the “Parent Company,” which includes SPS Technologies Inc., which is also a guarantor subsidiary, (ii) “Guarantor Subsidiaries,” which include the Company’s domestic subsidiaries that are 100% owned, directly or indirectly, by the Company, excluding the companies included in the Magnetic Products segment, (iii) “Non-Guarantor Subsidiaries,” which include foreign subsidiaries and all other domestic subsidiaries, (iv) “Eliminations,” representing the adjustments necessary to arrive at the information for the Company and its subsidiaries on a consolidated basis, and (v) “Total,” which includes the Company and all of its subsidiaries on a consolidated basis.  The guarantor subsidiaries guarantee certain securities issued in connection with the financing of the Precision Castparts Corp. acquisition of the Company as described in Note 13 to the consolidated financial statements.  The securities are fully and unconditionally guaranteed on a joint and several basis by each guarantor subsidiary.

Condensed Consolidating Statements of Consolidated Operations
Nine Months Ended September 30, 2003
(Unaudited, in thousands)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total

Net sales	$142,001	$265,577	$251,744	$(28,601)	$630,721
Cost of goods sold	122,164	209,843	214,788	(28,891)	517,904

Gross profit	19,837	55,734	36,956	290	112,817

Selling, general and administrative expense	25,202	27,273	25,278	—	77,753

Operating earnings	(5,365)	28,461	11,678	290	35,064

Other income (expense):
Interest income	147	2,870	533	(2,862)	688
Interest expense	(14,473)	(439)	(187)	2,862	(12,237)
Equity in earnings (loss) of subsidiaries	28,355	8,552	—	(36,907)	—
Other, net	246	(245)	(424)	(82)	(505)

Earnings (loss) before income taxes	8,910	39,199	11,600	(36,699)	23,010

(Benefit) provision for income taxes	(6,800)	10,844	3,256	—	7,300

Net earnings (loss)	$15,710	$28,355	$8,344	$(36,699)	$15,710

Condensed Consolidating Statements of Consolidated Operations

Nine Months Ended September 30, 2002

(Unaudited, in thousands)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total

Net sales	$153,772	$264,374	$236,700	$(26,063)	$628,783
Cost of goods sold	134,347	208,505	203,716	(26,161)	520,407

Gross profit	19,425	55,869	32,984	98	108,376

Selling, general and administrative expense	18,045	27,435	29,986	—	75,466
Restructurings and impairments	5,308	4,011	5,181	—	14,500

Operating earnings	(3,928)	24,423	(2,183)	98	18,410

Other income (expense):
Interest income	182	2,731	358	(2,652)	619
Interest expense	(15,443)	(591)	(459)	2,652	(13,841)
Equity in earnings (loss) of subsidiaries	15,472	(1,632)	—	(13,840)	—

Other, net	(913)	(259)	110	(262)	(1,324)

(Loss) earnings before income taxes	(4,630)	24,672	(2,174)	(14,004)	3,864

(Benefit) provision for income taxes	(7,000)	9,200	(706)	—	1,494

Net earnings (loss)	$2,370	$15,472	$(1,468)	$(14,004)	$2,370

Condensed Consolidating Balance Sheets

September 30, 2003

(Unaudited, in thousands)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total

Assets
Current assets:
Cash and cash equivalents	$43,480	$215	$31,058	$—	$74,753
Accounts receivable, net	23,258	57,224	60,422	—	140,904
Due from affiliates	29,773	204,568	47,019	(281,360)	—
Inventories	48,896	46,440	65,487	(875)	159,948
Deferred income taxes	10,967	3,504	6,524	—	20,995
Prepaid expenses and other	1,032	1,178	4,491	(45)	6,656

Total current assets	157,406	313,129	215,001	(282,280)	403,256

Property, plant and equipment, net	34,864	93,096	85,850	—	213,810
Goodwill	4,800	139,211	68,805	—	212,816
Investments in subsidiaries	635,304	248,997	—	(884,301)	—
Other assets	18,266	1,569	12,406	—	32,241

Total assets	$850,640	$796,002	$382,062	$(1,166,581)	$862,123

Liabilities and shareholders’ equity
Current liabilities:
Notes Payable and current portion of long-term debt	$12,143	$583	$2,609	$—	$15,335
Accounts payable	10,182	31,295	29,381	—	70,858
Accrued expenses	30,127	11,277	25,021	—	66,425
Due to affiliates	182,312	76,792	22,256	(281,360)	—
Income taxes payable	1,902	(987)	833	—	1,748

Total current liabilities	236,666	118,960	80,100	(281,360)	154,366

Long-term debt	196,493	11,130	1,459	—	209,082
Deferred income taxes	(1,633)	15,231	8,760	—	22,358
Retirement obligations and other long-term liabilities	42,403	15,377	40,061	—	97,841

Minority interest	—	—	511	1,254	1,765

Total shareholders’ equity	376,711	635,304	251,171	(886,475)	376,711

Total liabilities and shareholders’ equity	$850,640	$796,002	$382,062	$(1,166,581)	$862,123

Condensed Consolidating Balance Sheets

December 31, 2002

(Unaudited, in thousands)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total

Assets
Current assets:
Cash and cash equivalents	$45,076	$935	$29,971	$—	$75,982
Accounts receivable, net	22,358	49,215	48,359	—	119,932
Due from affiliates	77,345	230,717	43,517	(351,579)	—
Inventories	48,838	48,865	67,322	(1,142)	163,883
Deferred income taxes	10,967	3,264	7,361	—	21,592
Prepaid expenses and other	2,648	1,238	4,647	(45)	8,488

Total current assets	207,232	334,234	201,177	(352,766)	389,877

Property, plant and equipment, net	34,701	93,661	88,044	—	216,406
Goodwill	—	139,211	70,905	—	210,116
Investments in subsidiaries	590,268	234,214	—	(824,482)	—
Other assets	8,939	2,615	10,662	—	22,216

Total assets	$841,140	$803,935	$370,788	$(1,177,248)	$838,615

Liabilities and shareholders’ equity
Current liabilities:
Notes Payable and current portion of long-term debt	$5,454	$1,691	$4,373	$—	$11,518
Accounts payable	11,309	34,623	36,096	—	82,028
Accrued expenses	32,180	10,181	21,578	—	63,939
Due to affiliates	207,694	120,862	23,023	(351,579)	—
Income taxes payable	(2,796)	3,835	(481)	—	558

Total current liabilities	253,841	171,192	84,589	(351,579)	158,043

Long-term debt	198,936	11,609	2,529	—	213,074
Deferred income taxes	(1,633)	14,550	7,320	—	20,237
Retirement obligations and other long-term liabilities	43,062	16,316	38,739	—	98,117

Minority interest	—	—	1,030	1,180	2,210

Total shareholders’ equity	346,934	590,268	236,581	(826,849)	346,934

Total liabilities and shareholders’ equity	$841,140	$803,935	$370,788	$(1,177,248)	$838,615

Condensed Consolidating Statements of Cash Flows

Nine Months Ended September 30, 2003

(Unaudited, in thousands)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total

Net cash (used by) provided by operating activities	$(26,948)	$29,174	$9,412	$—	$11,638

Capital expenditures	(5,981)	(6,669)	(6,070)	—	(18,720)
Proceeds from sale of property,plant and equipment	183	3	1,393	—	1,579
Proceeds from sale of business	—	—	1,760	—	1,760
Acquisitions of businesses	—	—	(1,700)	—	(1,700)
Return on investments	1,125	—	(1,125)	—	—

Net cash used in investing activities	(4,673)	(6,666)	(5,742)	—	(17,081)

Proceeds from borrowings	73,825	—	1,859	—	75,684
Repayment of borrowings	(69,580)	(1,586)	(5,127)	—	(76,293)
Transfers with parent	22,190	(22,190)	—	—	—
Loans with affiliates	—	548	(548)	—	—
Proceeds from exercise of stock options	6,054	—	—	—	6,054
Purchases of treasury stock	(2,464)	—	—	—	(2,464)

Net cash provided by (used in) financing activities	30,025	(23,228)	(3,816)	—	2,981

Effect of exchange rate changes on cash	—	—	1,233	—	1,233

Net (decrease) increase in cash and cash equivalents	(1,596)	(720)	1,087	—	(1,229)

Cash and cash equivalents at beginning of period	45,076	935	29,971	—	75,982

Cash and cash equivalents at end of period	$43,480	$215	$31,058	$—	$74,753

Condensed Consolidating Statements of Cash Flows

Nine Months Ended September 30, 2002

(Unaudited, in thousands)

	Parent	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total

Net cash (used by) provided by operating activities	$(4,960)	$15,173	$18,303	$—	$28,516

Capital expenditures	(3,165)	(7,175)	(7,052)	—	(17,392)
Proceeds from sale of property, plant and equipment	234	19	1,472	—	1,725
Investments in subsidiaries	(1,898)	—	1,898	—	—

Net cash used in investing activities	(4,829)	(7,156)	(3,682)	—	(15,667)

Proceeds from borrowings	70,000	—	7,030	—	77,030
Repayment of borrowings	(95,454)	(5,266)	(14,453)	—	(115,173)
Transfers with parent	10,084	(10,084)	—	—	—
Loans with affiliates	—	7,852	(7,852)	—	—
Proceeds from exercise of stock options	95	—	—	—	95

Net cash used in financing activities	(15,275)	(7,498)	(15,275)	—	(38,048)

Effect of exchange rate changes on cash	—	—	287	—	287

Net increase (decrease) in cash and cash equivalents	(25,064)	519	(367)	—	(24,912)

Cash and cash equivalents at beginning of period	37,572	999	21,377	—	59,948

Cash and cash equivalents at end of period	$12,508	$1,518	$21,010	$—	$35,036

13.           Subsequent Event

On August 16, 2003, SPS Technologies, Inc. (SPS) entered into an Agreement and Plan of Merger (Merger Agreement) among Precision Castparts Corp. (PCC), Star Acquisition, LLC, a Pennsylvania limited liability company and a wholly owned subsidiary of PCC (Star), and SPS. Pursuant to the Merger Agreement, SPS was merged with and into Star with Star, and renamed as SPS Technologies, LLC on December 9, 2003, continuing as the surviving corporation and a wholly-owned subsidiary of PCC.  In connection with this transaction, the 2002 Bank Credit Agreement was paid off.